Exhibit 5.1

Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017

May 3, 2022

Prime Number Acquisition I Corp.

1129 Northern Blvd., Suite 404

Manhasset, NY 11030

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Prime Number Acquisition I Corp., a Delaware company (the “Company”), to issue the below opinion in connection with the Registration Statement on Form S-1 (File No. 333-262457, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering an underwritten public offering (the “Offering”) pursuant to the Underwriting Agreement (as defined below) of (i) 6,000,000 units (the “Units”), with each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), one-half of one redeemable warrant (collectively, the “Warrants”), with each one Warrant entitling its holder to purchase one share of Class A Common Stock, and one right to receive one-eighth of one share of the Class A Common Stock (the “Rights”); (ii) up to 900,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option; (iii) all shares of Class A Common Stock (the “Public Shares”), Warrants and Rights issued as part of the Units and Over-Allotment Units; and (iv) all shares of Class A Common Stock issuable upon the exercise of the Warrants and the conversion of the Rights included as part of the Units and Over-Allotment Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, we are of the opinion that:

1.            Units and Over-Allotment Units. When the Registration Statement becomes effective under the Act, and when the Offering is completed as contemplated by the Registration Statement and in accordance with the terms of an underwriting agreement by and between the Company and the underwriter named therein filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), such Units and the Over-allotment Units (if the over-allotment option is exercised in part or in full) will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement and the Right Agreement;  and (e) with respect to the shares of Class A Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities, including the shares of Class A Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants and Rights underlying the Units, of the Company may cause the number of shares of Class A Common Stock underlying the Units, including the shares of Class A Common Stock issuable upon exercise of the Warrants and the conversion of the Rights underlying the Units,  to exceed the number that remain authorized but unissued.

2.            Shares of Class A Common Stock. When the Registration Statement becomes effective under the Act and when the Offering is completed as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Public Shares will be validly issued, fully paid and non-assessable.

3.            Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units and the Over-allotment Units are issued, delivered and paid for as part of the Units and the Over-allotment Units, as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the shares of Class A Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities, including the shares of Class A Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Class A Common Stock than the number that remain authorized but unissued; and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Class A Common Stock.

4.              Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units and the Over-allotment Units are issued, delivered and paid for as part of the Units and the Over-allotment Units, as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, such Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Right Agreement; and (e) with respect to the shares of Class A Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities, including the shares of Class A Common Stock, of the Company and/or adjustments to outstanding securities, including the Rights, of the Company may cause the Rights to be converted to more shares of Class A Common Stock than the number that remain authorized but unissued.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units, the Over-allotment Units, the Warrants and Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. securities counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Robionson + Cole LLP

ROBINSON + COLE LLP